UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 25, 2008

Alliance Data Systems Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-15749	31-1429215
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

17655 Waterview Parkway, Dallas, Texas		75252
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(972) 348-5100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

On January 28, 2008, Alliance Data Systems Corporation (the "Company" or "Alliance Data") issued a press release confirming the guidance provided in the Company's December 17, 2007 press release.

A copy of this press release is attached as Exhibit 99.1 to this current report.

Item 8.01 Other Events.

On May 17, 2007, Alliance Data entered into an Agreement and Plan of Merger with Aladdin Holdco, Inc. and Aladdin Merger Sub, Inc. (the "Merger Agreement"). Under the terms of the Merger Agreement, the Company will be acquired by Blackstone Capital Partners V L.P., an affiliate of The Blackstone Group ("Blackstone").

On January 28, 2008, Alliance Data issued a press release stating that Blackstone had informed Alliance Data after market close on January 25, 2008 that it does not anticipate the condition to closing under the Merger Agreement relating to obtaining approvals from the Office of the Comptroller of the Currency ("OCC") will be satisfied. In subsequent communications from Blackstone, Blackstone expressed its belief that alternative solutions and further attempts to negotiate with the OCC would be futile.

The Company's board of directors and special committee are evaluating the Company's possible courses of action and will pursue those that best protect the interests of the Company and its stockholders.

A copy of this press release is attached as Exhibit 99.1 to this current report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press release dated January 28, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alliance Data Systems Corporation

January 28, 2008	By:	Edward J. Heffernan

Name: Edward J. Heffernan
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated January 28, 2008.